UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/08/2009

VeriFone Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32465

Delaware	04-3692546
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2009, VeriFone Holdings, Inc. (the "Company") and its wholly-owned subsidiary VeriFone, Inc. entered into an amended and restated employment agreement with Douglas G. Bergeron, the Company's Chief Executive Officer which supersedes the remaining employment term of Mr. Bergeron under his prior 2007 employment agreement. The new employment agreement provides for an annual base salary of $700,000, subject to annual increases at the discretion of the Compensation Committee, and for potential annual cash bonuses, with no target bonus for 2009. Annual bonuses may be between 0 and 200% of the target bonus, based on Mr. Bergeron's performance and the achievement of performance criteria to be established by the Company's Compensation Committee.

The term of the employment agreement ends on October 31, 2012, subject to automatic renewal for additional one-year periods six months prior to the termination date. If the Company terminates Mr. Bergeron's employment without Cause or if Mr. Bergeron terminates his employment for Good Reason (as such capitalized terms are defined in the employment agreement), then Mr. Bergeron may be entitled to severance equal to one year's current base salary and bonus paid for the prior fiscal year and Mr. Bergeron will be subject to certain noncompetition undertakings during the term of the employment agreement and for the severance period. Any severance payments will be conditioned on Mr. Bergeron's compliance with the noncompetition provisions of the employment agreement. The Company's Board of Directors has the option to extend the noncompetition period for an additional year, by agreeing to pay Mr. Bergeron an additional year's severance.

In connection with the execution of this amended and restated employment agreement, for fiscal 2009 Mr. Bergeron will receive a grant of 150,000 retention stock options that will vest ratably over four years, with 25% of the grant cliff vesting on the first anniversary of the vesting commencement date. Mr. Bergeron may also earn up to an additional 150,000 performance stock options based upon the Company achieving a non-GAAP earnings per share financial target for fiscal 2009 as set by the Company's Board of Directors. If earned, such performance options will not vest until the end of the Company's 2010 fiscal year.

A copy of Mr. Bergeron's amended and restated employment agreement is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1 Amended and Restated Employment Agreement, Dated as of April 8, 2009, Among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas G. Bergeron.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriFone Holdings, Inc.

Date: April 08, 2009	By:	/s/ Albert Liu
Albert Liu
SVP & General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Amended and Restated Employment Agreement, Dated as of April 8, 2009, Among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas G. Bergeron